EXHIBIT 10(d)

THE ASDA COLLEAGUE SHARE OWNERSHIP PLAN 1999

(incorporating amendments approved by

the Board of Directors of ASDA Group Limited

on April 13, 2004 and approved by the Inland

Revenue under Schedule 3 to ITEPA)

1.	Definitions and Interpretation

1.1	In this Plan, unless the context otherwise requires:

“Board”	means the board of directors of the Company or a committee appointed by such board of directors;

“Company”	means ASDA Group Limited (registered in England and Wales No. 1396513);

“Grant Date”	in relation to an option means the date on which the option was granted;

“Group Member”	means a Participating Company or a body corporate which is (within the meaning of section 736 of the Companies Act 1985) the Company’s holding company or a subsidiary of the Company’s holding company;

“ITEPA”	means the Income Tax (Earnings and Pensions) Act 2003

“Key Feature”	means a provision of this Plan which is necessary to meet the requirements of Schedule 4 to ITEPA as defined in paragraph 30(4) of Schedule 4

“Material Interest”	has the meaning given in paragraphs 10-14 (inclusive) of Schedule 4 to ITEPA

“N.I. Regulations”	the laws, regulations and practices currently in force relating to liability for and the collection of NICs;

“New York Stock Exchange”	means the New York Stock Exchange, Inc.

“NICs”	National Insurance contributions;

“Option Tax Liability”	in relation to a Participant, any liability of the Participant’s Employer (or of any other member of the Asda Group) to account to the Inland Revenue or other tax authority for any amount of, or representing, income tax or NICs (which shall, to the extent provided for in Rule 6 of the Plan, include secondary Class I contributions) which may arise on the exercise of or the acquisition of shares pursuant to an option under this Plan;

“Parent Company”	means Wal-Mart Stores, Inc.;

“Participant”	means a person who holds an option granted under the Plan;

“Participant’s Employer”	such member of the Asda Group as is the Participant’s employer or, if he has ceased to be employed within the Asda Group, was his employer or such other member of the Asda Group, or other person as, under the PAYE Regulations or, as the case may be, the N.I. Regulations, or any other statutory or regulatory enactment (whether in the United Kingdom or otherwise) is obliged to account for any Option Tax Liability;

“Participating Company”	means the Company or any Subsidiary;

“Plan”	means the ASDA Colleague Share Ownership Plan 1999 as herein set out but subject to any alterations or additions made under Rule 8 below;

“Schedule 4”	means Schedule 4 to ITEPA as defined in paragraph 30(4) of Schedule 4;

“Subsidiary”	means a body corporate which is a subsidiary of the Company within the meaning of section 736 of the Companies Act 1985 and is under the control of the Company within the meaning of section 840 of the Taxes Act 1988;

“Taxes Act”	means the Income and Corporation Taxes Act 1988;

and expressions not otherwise defined herein have the same meanings as they have in Schedule 4.

1.2	Any reference in the Plan to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

1.3	Words denoting the masculine gender shall include the feminine.

2.	Eligibility

2.1	Subject to sub-rule 2.3 below, a person is eligible to be granted an option under the Plan if he is a qualifying employee of a Participating Company.

2.2	For the purposes of sub-rule 2.1 above a “qualifying employee” is an employee of a Participating Company (other than one who is a director of a Participating Company) who has been continuously employed by a Participating Company for a period of at least 6 months (or such lesser period as the Board may determine) ending on the Grant Date.

2.3	A person is not eligible to be granted an option under the Plan at any time when he is not eligible to participate in the Plan by virtue of having a Material Interest.

3.	Grant of Options

3.1	Subject to Rule 4 below, the Board may grant or procure the grant to any person who is eligible to be granted an option under the plan an option to acquire shares in the Parent Company which satisfy the requirements of paragraphs 15 to 20 (inclusive) of Schedule 4 (fully paid up, unrestricted, ordinary share capital). All options will be granted by deed.

3.2	The price at which shares may be acquired by the exercise of options granted under the Plan shall be determined by the Board before the grant thereof.

3.3	The price at which shares may be so acquired shall not be less than:

(A)	if shares of the same class as those shares are listed on the New York Stock Exchange the closing sales price for a share of that class (as published in the Wall Street Journal) on the last dealing day immediately preceding the date on which the options were granted (or such other dealing days as may be agreed with the Inland Revenue); and

(B)	if paragraph (a) above cannot apply, the market value (within the meaning of Part VIII of the Taxation of Chargeable Gains Act 1992) of shares of that class, as agreed in advance for the purposes of the Plan with the Shares Valuation Division of the Inland Revenue, on the Grant Date (or such other day as may be agreed with the Inland Revenue).

3.4	Subject to Rule 5.4 below, an option granted under the Plan to any person shall not be capable of being transferred by him and shall lapse forthwith if it is so transferred or if he is adjudged bankrupt.

4.	Individual Limit

4.1	No person shall be granted options under the Plan which would, at the time they are granted, cause the aggregate market value of the shares which he may acquire in pursuance of options granted to him under the Plan or under any other share option scheme, not being a savings-related share option scheme, approved under Schedule 4 and established by the company or by any associated company of the Company (and not exercised) to exceed or further exceed the lesser of:

(A)	£30,000; or

(B)	if there was relevant employment income for the preceding year of assessment, four times the amount of the employment income for the current or preceding year of assessment (whichever of those years gives the greater amount); or

(C)	if there was no relevant employment income for the preceding year of assessment, four times the amount of the relevant employment income for the period of 12 months beginning with the first day during the current year of assessment in respect of which there is relevant employment income;

and for this purpose the relevant employment income is such of the employment income of the office or employment by virtue of which the person is eligible to participate in the Plan and of any other office or employment held by him with a company which is a Participating Company as is liable to be paid under deduction of tax pursuant to the PAYE regulations made under section 684 of ITEPA, after deducting from them amounts included by virtue of Chapter 10 of Part 3 thereof (benefits in kind).

4.2	For the purposes of this Rule, the market value of the shares in relation to which an option was granted:

(A)	in the case of an option granted under the Plan, shall be taken to be equal to their market value or average market value on the day or days by reference to which the price at which shares may be acquired by the exercise thereof was determined in accordance with Rule 3.3 above; and

(B)	in the case of an option granted under any other approved scheme, shall be calculated as at the time when it was granted or, in a case where an agreement relating to the shares has been made under paragraph 22 of Schedule 4, such earlier time or times as may be provided in the agreement.

4.3	Any option granted under the Plan shall be limited and take effect so that the above limit is complied with.

4A	Overall Limit

4A.1	The number of shares of the Parent Company which may be acquired pursuant to options granted under the Plan on or after June 5, 2004 shall not exceed 10 million shares PROVIDED THAT this limit may be reviewed or increased from time to time with the approval of the shareholders of the Parent Company in general meeting.

5.	Exercise of Options

5.1	The exercise of any option granted under the Plan shall be effected in such form and manner as the Board may from time to time prescribe.

5.2	In this Rule and in Rule 7 below, in relation to an option.

(A)	“the exercise period” means the period of two months immediately following the expiration of the relevant number of complete years beginning on the Grant Date (or such other period as the Board may have determined before the grant of the option); and

(B)	“the relevant fraction” means the number of complete years in the period beginning on the Grant Date and ending immediately before the day on which the option first becomes exercisable divided by the relevant number (or such other fraction as the Board may have determined before the grant of the option);

and in this sub-rule “the relevant number” means such number as the Board shall have determined for this purpose before the grant of the option.

5.3	Subject to sub-rules 5.4 and 5.5 below and to Rule 7 below, an option granted under the Plan may be exercised only during the exercise period.

5.4	If any Participant dies before the end of the exercise period, then:

(A)	any option granted to him under the Plan may, subject to sub-rule 5.6 below, be exercised by his personal representatives within 12 months after the date of his death, and to the extent that it is not exercised within that period shall (notwithstanding any other provision of the Plan) lapse on the expiration thereof;

(B)	if the option shall not have become exercisable before his death by virtue of some other provision hereof, the number of shares in respect of which it may be exercised may not exceed the relevant fraction of the number of shares in respect of which it was granted.

5.5	Where any Participant ceases to be an employee of a Group Member before the beginning of the exercise period by reason of:

(i)	retirement on or after reaching age 60 or any other age which may be specified in the Participant’s contract of employment; or

(ii)	retirement through injury or disability; or

(iii)	retirement through ill-health or incapacity.

(A)	any option granted to him under the Plan may be exercised within the period which shall expire three months after his so ceasing, and to the extent that it is not exercised within that period shall, subject to sub-rule 5.4 above if he dies during that period, lapse on the expiration thereof;

(B)	the number of the shares in respect of which the option may be so exercised may not exceed the relevant fraction of the number of shares in respect of which it was granted.

Subject to Rule 5.4 above, where an option is exercised within 3 years of its Grant Date the provisions of Rule 6 of the Plan shall apply unless the exercise falls within (i) or (ii) above.

5.6	If any Participant ceases to be an employee of a Group Member otherwise than by reason of death or as mentioned in sub-rule 5.5 above, any option granted to him under the Plan which shall have become exercisable by virtue of any provision hereof may be exercised in accordance with that provision, and any other option so granted to him shall immediately lapse.

5.7	A Participant shall not be treated for the purposes of this Rule as ceasing to be an employee of a Group Member until such time as he is no longer an employee of any Group Member, and a female Participant who ceases to be such an employee by reason of pregnancy or confinement and who exercises her right to return to work under the Employment Rights Act 1996 shall be treated for those purposes as not having ceased to be such an employee.

5.8	A Participant shall not be eligible to exercise an option under the Plan at any time when he is not eligible to participate in the Plan by virtue of having a Material Interest.

5.9	Within 30 days after an option under the Plan has been exercised by any person, the Board on behalf of the Company shall procure that the appropriate number of shares in respect of which the option has been exercised shall be either issued and allotted or transferred to the Participant (or his nominee), subject to obtaining such consents or approvals as may be required by any competent authority under regulations or enactments for the time being in force.

5.10	Shares issued pursuant to the Plan shall rank pari passu in all respects with shares of common stock of the Parent Company then in issue, save as regards any rights attaching to such shares by reference to a record date prior to the date on which they are issued and allotted.

5.11	The Company shall apply or procure that an application is made to the New York Stock Exchange for the admission to listing of all shares issued pursuant to the exercise of any option provided that its ordinary shares are then listed on the New York Stock Exchange.

6.	PAYE and NICs

6.1	If the Participant’s Employer requires, it is a condition of exercise of the option that the Participant shall indemnify the Participant’s Employer against any liability of any such person to account for any Option Tax Liability in relation to this Plan. The Participant shall be required to enter into arrangements satisfactory to the Company to ensure that the Option Tax Liability will be recovered from the Participant.

6.2	If an Option Tax Liability arises on the exercise of an option under the Plan then unless:-

(A)	the Participant indicates in the exercise form or in such other manner as the Company may specify that he will make a payment to (or as directed on behalf of) the Participant’s Employer of an amount equal to the Option Tax Liability; and

(B)	within 14 days of being notified by or on behalf of the Company of the amount of the Option Tax Liability, he makes such payment the Company may make arrangements to sell sufficient shares (at the best price reasonably obtainable at the time of sale) on the Participant’s behalf and arrange payment to the Participant’s Employer out of the net proceeds of sale (after deduction of all fees, commissions and expenses incurred in relation to such sale) of an amount equal to the Option Tax Liability and/or the Participant’s Employer may withhold the required amount from the Participant’s salary, to ensure the Option Tax Liability is reimbursed in full.

6.3	If so specified at the time of grant, it is a condition of exercise of an option that the Participant shall agree with and undertake to the Company and the Participant’s Employer that:

(A)	the Participant’s Employer may recover from the Participant as mentioned in clause 6.2 above the whole or any part of any secondary Class I NICs payable in respect of any gain on the exercise of an option; and

(B)	if required (at any time before the option is first exercised) the Participant shall join with the Participant’s Employer in making an election (in such terms and such form and subject to such Inland Revenue approval as provided in paragraph 3B of Schedule 1 to the Social Security Contributions and Benefits Act 1992) for the transfer to the Participant of the whole, or such part as the Company may determine of any liability of the Participant’s Employer to National Insurance contributions on any gain on the exercise of or acquisition of shares pursuant to an option.

6.4	The provisions of Rules 6.1 and 6.3 shall only apply in relation to options granted after April 13, 2004, the date on which this Plan was amended to include the provisions of that Rule.

7.	Takeover, Reconstruction and Winding-up

7.1	Sub-rule (2) below applies if, before the beginning of the exercise period,

(A)	any person obtains control of the Parent Company (within the meaning of section 840 of the Taxes Act 1988) as a result of making a general offer to acquire shares in the Company, or having obtained such control makes such an offer,

(B)	the Parent Company passes a resolution for voluntary winding up, or

(C)	an order is made for the compulsory winding up of the Parent Company;

and for the purposes of paragraph (A) above a person shall be deemed to have obtained control of the Parent Company if he and others acting in concert with him have together obtained control of it.

7.2	Where this sub-rule applies -

(A)	any option granted under the Plan may, subject to Rule 5.6 above, be exercised within one month of the event in question (or, if more than one such event occurs, the earliest such event), and to the extent that it is not exercised within that period shall, subject to Rule 5.4 above if he dies during that period, lapse on the expiration thereof;

(B)	the number of the shares in respect of which the option may be so exercised may not exceed the relevant fraction of the number of shares in respect of which it was granted.

7.3	If any company (“the acquiring company”) obtains control of the Parent Company as a result of making -

(i)	a general offer to acquire the whole of the issued shares of the Parent Company which is made on a condition such that if it is satisfied the person making the offer will have control of the Parent Company,

(ii)	a general offer to acquire all the shares in the Parent Company which are of the same class as the shares which may be acquired by the exercise of options granted tinder the Plan,

any Participant may at any time within the appropriate period (which expression shall be construed in accordance with paragraph 26(3) of schedule 4) by agreement with the acquiring company, release any option granted under the Plan which has not lapsed (“the old option”) in consideration of the grant to him of an option (“the new option”) which (for the purposes of that paragraph) is equivalent to the old option but relates to shares in a different company (whether the acquiring company itself or some other company falling within paragraphs 16(b) or (c) of Schedule 4).

7.4	The new option shall not be regarded for the purposes of sub-rule (3) above as equivalent to the old option unless the conditions set out in paragraph 16-20 (inclusive) of Schedule 4 are satisfied.

7.5	Provisions of the Plan shall for this purpose be construed as if:-

(A)	the new option were an option granted under the Plan at the same time as the old option; and

(B)	except for the purposes of the definitions of “Group Member”, “Participating Company” and “Subsidiary” in Rule 1.1 above and the references to “the Board” in Rule 5.2 above, the expression “the Parent Company” were defined as “a company whose shares may be acquired by the exercise of options granted under the Plan”.

8.	Variation of Capital

8.1	Subject to sub-rule 8.3 below, in the event of any increase or variation of the share capital of the Parent Company (whenever effected), the Board may make such adjustments as it considers appropriate under sub-rule 8.2 below.

8.2	An adjustment made under this sub-rule shall be to the following:

(A)	the number of shares in respect of which any option granted under the Plan may be exercised;

(B)	the price at which shares may be acquired by the exercise of any such option;

(C)	where any such option has been exercised but no shares have been transferred pursuant to such exercise, the number of shares which may be so transferred and the price at which they may be acquired;

(D)	the overall limit specified in Rule 4A.1 (as from time to time renewed or increased, without approval of the shareholders of the Parent Company).

8.3	At a time when the Plan is approved by the Inland Revenue under Schedule 4, no such adjustment under sub-rule 8.2(A), (B) or (C) above shall be made unless and until the Board of the Inland Revenue have confirmed that the approved status of the Plan will not be affected.

8.4	Where any adjustment is made under sub-rule 8.2 above to the number of shares in respect of which an option may be exercised or which may be transferred pursuant to its exercise, corresponding adjustments shall for the purposes of Rules 5.4(B), 5.5(B) and 7.2(B) be deemed to be made to the number of shares in respect of which the option was granted and to the number of shares (if any) in respect of which it has been exercised.

8.5	As soon as reasonably practicable after making any adjustment under sub-rule 8.2 above, the Board shall give notice in writing thereof to any Participant affected thereby.

9.	Alterations

9.1	Subject to sub-rule 9.2 below, the Board may at any time alter or add to all or any of the provisions of the Plan, or the terms of any option granted under it, in any respect (having regard to the fact that, if an alteration or addition to a Key Feature is made at a time when the Plan is approved by the Inland Revenue under Schedule 4, the approval will not thereafter have effect unless and until the Inland Revenue has approved the alteration or addition).

9.2	No alteration or addition to the disadvantage of any Participant shall be made under sub-rule 9.1 above unless:

(A)	the Board shall have invited every relevant Participant to give an indication as to whether or not he approves the alteration or addition, and

(B)	the alteration or addition is approved by a majority of those Participants who have given such an indication.

9.3	As soon as reasonably practicable after making any alteration or addition under sub-rule 9.1 above, the Board shall give notice in writing thereof to any Participant affected thereby and, if the Plan is then approved by the Inland Revenue under Schedule 4, to the Inland Revenue.

10.	Miscellaneous

10.1	If any Participant appoints any person to act on his behalf for the purposes of the Plan, such person may:

(A)	exercise any option granted to the Participant under the Plan;

(B)	make such arrangements for funding the exercise as may be appropriate (including borrowing money on reasonable terms);

(C)	sell sufficient of the shares acquired by the exercise to enable the costs of exercise (including the repayment of any loan and interest thereon) to be met out of the net proceeds of sale; and

(D)	take any other action which he reasonably considers to be necessary or desirable in connection with the above.

10.2	The rights and obligations of any individual under the terms of his office or employment with any Group Member shall not be affected by his participation in the Plan or any right which he may have to participate therein, and an individual who participates therein shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any option under the Plan as a result of such termination.

10.3	In the event of any dispute or disagreement as to the interpretation of the Plan, or as to any question or right arising from or related to the Plan, the decision of the Board shall be final and binding upon all persons.

10.4	In the event that shares are transferred to a Participant in pursuance of any option granted under the Plan, the Participant shall, if so required by the person making the transfer, join that person in making a claim for relief under section 165 of the Taxation of Chargeable Gains Act 1992 in respect of the disposal made by him in effecting such transfer.

10.5	Any notice or other communication under or in connection with the Plan may be given by personal delivery or by sending the same by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is an employee of a Group Member, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment.